99.24

                               FIRST AMENDMENT TO
                               ------------------
                            CHANGE CONTROL AGREEMENT
                            ------------------------

     This is an amendment to the CHANGE IN CONTROL AGREEMENT previously entered into on June 7,2001 by and between JOHN W. IVY and SAN JOAQUIN BANK.

The parties to this AMENDMENT hereby agree to the following:

A. That the creation of the bank holding company to be named San Joaquin Bancorp., a California corporation, and the subsequent acquisition of San Joaquin Bank, a California corporation, by San Joaquin Bancorp., does not constitute a "Change in Control" under Paragraph 1.(a) of the CHANGE IN CONTROL AGREEMENT.

B.   That the  change  of JOHN W.  IVY'S  employment  status  from  Senior  Vice
     President and Loan Administrator of San Joaquin Bank to Senior Vice President and Loan Administrator of San Joaquin Bancorp., and Senior Vice President and Loan Administrator of San Joaquin Bank, does not constitute "Good Reason" under Paragraph 1.(b) of the CHANGE IN CONTROL AGREEMENT.

C. That neither the transaction described in Paragraph A above nor the change in employment status of JOHN W. IVY described in Paragraph B above entitles JOHN W. IVY to the Severance Payment described in Paragraph 1.(c) and Paragraph 1.(d) of the CHANGE IN CONTROL AGREEMENT, or to any benefits in the Incentive Programs described in Paragraph 1.(e) of the CHANGE IN CONTROL AGREEMENT.

     NOW, THEREFOR, the parties to this AMENDMENT hereby agree to amend the CHANGE IN CONTROL AGREEMENT as follows:

     1. The words "SAN JOAQUIN BANK, (the "Bank")" in the initial paragraph are hereby changed to state:

               SAN JOAQUIN BANK and SAN JOAQUIN BANCORP. For purposes of this Agreement, the term the "Bank" shall hereinafter collectively refer to SAN JOAQUIN BANK and/or SAN JOAQUIN BANCORP.

     2. In all other respects, the parties reaffirm the CHANGE IN CONTROL AGREEMENT dated June 7,2001.

                           [SIGNATURE PAGE TO FOLLOW]


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     IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of San Joaquin Bank and San Joaquin Bancorp by its duly authorized officers, this 30th day of April, 2003.

EXECUTIVE:                          SAN JOAQUIN BANK,



/s/ John W. Ivy                     By: /s/ Bruce Maclin
-----------------                       -----------------------------------
John W. Ivy                             Bruce Maclin, Chairman fo the Board


                                    By: /s/ Bart Hill
                                        -----------------------------------
                                        Bart Hill, President and CEO

                                    SAN JOAQUIN BANCORP,



                                    By:  /s/ Bruce Maclin
                                         ----------------------------------
                                         Bruce Maclin, Chairman and CEO




                                    By: /s/ Bart Hill
                                        -----------------------------------
                                        Bart Hill, President




           [Signature Page to First Amendment to Change in Agreement]


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